                                                                   EXHIBIT NO. 2

                   CONSENT OF KPMG LLP, CHARTERED ACCOUNTANTS

To the Board of Directors
INTRAWEST CORPORATION

Dear Sirs:

We consent to the use of our report dated September 1, 2006, included in this annual report on Form 40-F.

/s/ KPMG LLP
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KPMG LLP
Chartered Accountants

Vancouver, Canada
September 20, 2006